UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2010

AGA Medical Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34494	41-1815457
(Commission File Number)	(IRS Employer
Identification No.)

5050 Nathan Lane North
Plymouth, Minnesota 55442

(Address of Principal Executive Offices and Zip Code)

(763) 513-9227

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 18, 2010, St. Jude Medical, Inc., a Minnesota corporation (“St. Jude Medical”), announced the successful completion of its exchange offer (the “Offer”) to acquire all the outstanding shares of common stock, par value $0.01 per share (“Shares”) of AGA Medical Holdings, Inc., a Delaware corporation (“AGA”), in exchange for cash and stock consideration, and completion of the merger of Asteroid Subsidiary Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of St. Jude Medical (“Purchaser”), with and into the Company (the “Merger”). The Offer was conducted by Purchaser pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated as of October 15, 2010, by and among AGA, St. Jude Medical and Purchaser.

Purchaser acquired a total of 45,804,031 Shares pursuant to the Offer (excluding Shares tendered pursuant to notice of guaranteed delivery), representing approximately 91.1% of the outstanding Shares, in exchange for cash consideration of $20.80 per Share, without interest (the “Cash Consideration”) and per Share stock consideration of 0.540 shares of St. Jude Medical common stock, par value $0.10 per share (“St. Jude Medical Stock”), which was the quantity of St. Jude Medical Stock that had a fair market value of $20.80 per Share based on the Average Trading Price, as defined in the Merger Agreement (the “Stock Consideration”). St. Jude Medical expects that Purchaser will pay Cash Consideration as to 50% of the Shares tendered in the Offer and Stock Consideration as to the remaining 50% of the Shares tendered in the Offer. Accordingly, elections made by AGA stockholders may be prorated pursuant to the terms of the Offer and the Merger Agreement.

On November 18, 2010, St. Jude Medical effected the Merger without a meeting or vote of AGA’s stockholders pursuant to Delaware’s “short-form” merger statute.

In the Merger, Shares not tendered and accepted in the Offer (other than Shares owned directly or indirectly by AGA, St. Jude Medical or Purchaser, or any of their respective subsidiaries, and Shares owned by stockholders, if any, who properly exercise appraisal rights within the requisite time period and in accordance with applicable law), were converted into the right to receive Cash Consideration with respect to half of such Shares and Stock Consideration with respect to the other half of such Shares. St. Jude Medical expects that each AGA stockholder will receive Cash Consideration for 50% of its Shares canceled in the Merger and Stock Consideration for the remaining 50% of the stockholder’s Shares canceled in the Merger. In addition, upon consummation of the Merger, each outstanding vested or unvested option to purchase AGA common stock was canceled, and the holder of each such option became entitled to receive an amount in cash equal to $20.80 per Share less the exercise price per share of such option, if any, multiplied by the total number of shares subject to such option. Likewise, upon the consummation of the Merger, each share of AGA common stock issued in settlement of restricted stock units were converted into the right to receive cash consideration of $20.80 per Share, and AGA employees who participated in the AGA 2008 Employee Stock Purchase Plan (the “ESPP”) became entitled to receive a refund of accumulated payroll deductions previously withheld along with a cash payment equal to the product of the excess Cash Consideration over the per share purchase price for Shares in the ESPP and the number of whole shares that the employee would have been entitled to purchase under the ESPP. St. Jude Medical and Purchaser used cash on hand and authorized capital stock to effect the Offer and the Merger.

As a result of the Merger, AGA became an indirect wholly-owned subsidiary of St. Jude Medical. The Merger was followed by a second merger (the “Second Merger,” and collectively with the Merger, the “Mergers”) between AGA and a wholly-owned subsidiary of St. Jude Medical, Asteroid Holdings, Inc., a Delaware corporation (“Holdings”), with Holdings continuing as the surviving corporation under the continuing name “AGA Medical Holdings, Inc.” (the “Surviving Corporation”). Prior to the Second Merger, St. Jude Medical and AGA received opinions from their respective counsel that the exchange offer, the first merger and this second merger, taken together, will constitute a “reorganization” within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

Pursuant to the Merger Agreement and as described in more detail below in Item 5.02 of this Current Report on Form 8-K, following the completion of the Offer four designees of St. Jude Medical were appointed as directors of AGA, and the remainder of AGA’s directors resigned. At the effective time of the Merger, the directors of Purchaser became the directors of AGA. At the effective time of the Second Merger, the directors of Holdings continued as the directors of the Surviving Corporation.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 18, 2010, AGA notified the Nasdaq Stock Market LLC (“Nasdaq”) of the effectiveness of the Merger pursuant to the Merger Agreement. Upon AGA’s request in connection with the Merger, on November 18, 2010, Nasdaq filed a notice of delisting on Form 25 with the Securities and Exchange Commission to delist and deregister AGA’s common stock, par value $0.01 per share, from the Nasdaq Global Select Market.

Item 3.03  Material Modification to Rights of Security Holders.

The disclosure included in Item 2.01 of this Current Report on Form 8-K regarding the conversion in the Merger of the remaining outstanding Shares (other than Shares owned directly or indirectly by AGA, St. Jude Medical or Purchaser, or any of their respective subsidiaries, and Shares owned by stockholders, if any, who properly exercise appraisal rights within the requisite time period and in accordance with applicable law) into a right to receive certain cash or stock consideration is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the acquisition by St. Jude Medical of all of the outstanding Shares of AGA and the consummation of the Merger is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Effective as of 12:00 midnight., New York City time (one minute after 11:59 p.m.), on the evening of November 17, 2010, in connection with completion of the Offer and pursuant to the Merger Agreement, each of Daniel A. Pelak, Sean M. Traynor, Tommy G. Thompson, Franck L. Gougeon, and Paul B. Queally resigned as directors of AGA, and John C. Heinmiller, Frank J. Callaghan, Pamela S. Krop and Donald J. Zurbay were appointed as directors of AGA. Effective as of 11:26 a.m., New York time, on November 18, 2010, upon completion of the Merger and pursuant to the Merger Agreement, Darrell J. Tamosuinas, Jack P. Helms and Terry Allison Rappuhn resigned as directors of AGA and John C. Heinmiller, Pamela S. Krop and Donald J. Zurbray, as the current directors of Purchaser, became the directors of the Surviving Corporation. Effective as of 7:02 p.m., New York time, on November 18, 2010, upon completion of the Merger and pursuant to the Merger Agreement, John C. Heinmiller, Pamela S. Krop and Donald J. Zurbray, as the current directors of Holdings, continued as the directors of the Surviving Corporation.

In addition, as a result of the Merger and pursuant to the Merger Agreement, John C. Heinmiller, Pamela S. Krop and Donald J. Zurbray were appointed as President and Treasurer, Vice President and Secretary, and Vice President of AGA, respectively.  As a result of the Second Merger and pursuant to the Merger Agreement, John C. Heinmiller, Pamela S. Krop and Donald J. Zurbray, as the officers of Holdings, continued as President and Treasurer, Vice President and Secretary, and Vice President of the Surviving Corporation, respectively.

Biographies of Mr. Heinmiller, Mr. Callaghan, Ms. Krop and Mr. Zubray are as follows:

John C. Heinmiller, age 56, has been Executive Vice President of St. Jude Medical since 2004 and Chief Financial Officer since 1998. Mr. Heinmiller joined St. Jude Medical in May 1996 as a part of its acquisition of Daig Corporation, where Mr. Heinmiller had served as Vice President of Finance and Administration since 1995. In May 1998, he was named Vice President of Corporate Business Development. In September 1998, he was appointed Vice President, Finance and Chief Financial Officer and in May 2004 was promoted to Executive Vice President.

Frank J. Callaghan, age 57, has been President, Cardiovascular of St. Jude Medical since 2008. Mr. Callaghan joined St. Jude Medical as Vice President of Research and Development for the Atrial Fibrillation Division in January 2005 as part of the ESI acquisition. From 1995 to 2005, Mr. Callaghan served as Vice President of Research and Development for ESI. In January 2008, he was promoted to President, Cardiovascular Division.

Pamela S. Krop, age 52, has been the Vice President, General Counsel and Corporate Secretary of St. Jude Medical since 2006. Ms. Krop joined St. Jude Medical in July 2006 as Vice President, General Counsel and Corporate Secretary. She previously spent 15 years at General Electric (GE) Company, a diversified industrial corporation.

Donald J. Zurbay, age 43, has been a Vice President of St. Jude Medical since 2006 and Corporate Controller since 2004. Mr. Zurbay joined St. Jude Medical in 2003 as Director of Corporate Finance. In 2004, Mr. Zurbay was named Corporate Controller, and in January 2006 he was named Vice President and Corporate Controller.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Effective at 11:26 a.m., New York City time, on November 18, 2010 and pursuant to the Merger Agreement, the certificate of incorporation and bylaws of AGA were amended and restated in their entirety. Copies of AGA’s amended and restated certificate of incorporation and bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

The articles of incorporation and bylaws of the Surviving Corporation are attached hereto as Exhibits 3.3 and 3.4, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of AGA Medical Holdings, Inc. (filed herewith)

3.2	Amended and Restated Bylaws of AGA Medical Holdings, Inc. (filed herewith)

3.3	Articles of Incorporation of Asteroid Holdings, Inc. (filed herewith)

3.4	Bylaws of Asteroid Holdings, Inc. (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2010	AGA Medical Holdings, Inc.

	By:	/s/ Pamela S. Krop
		Name:	Pamela S. Krop
		Title:	Vice President and Secretary

AGA MEDICAL HOLDINGS, INC.
CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of AGA Medical Holdings, Inc. (filed herewith)

3.2	Amended and Restated Bylaws of AGA Medical Holdings, Inc. (filed herewith)

3.3	Articles of Incorporation of Asteroid Holdings, Inc. (filed herewith)

3.4	Bylaws of Asteroid Holdings, Inc. (filed herewith)